 SHARE EXCHANGE AGREEMENT

To:

Leonard W. Burningham

455 East 500 South, #205

Salt Lake City, Utah  84111

Re:

Mutual Exchange of shares of common stock of LYFE Communications, Inc., a Utah corporation, formerly known as “Hangman Productions, Inc.” (the “Company”), pursuant to this Share Exchange Agreement (the “Agreement”)

RECITAL:

WHEREAS, on April 12, 2010, the Company completed an Agreement and Plan of Merger (respectively, the “Merger” and the “Merger Agreement”) among the Company, Hangman Acquisition, Inc., a Utah corporation and wholly-owned subsidiary of the Company (the “Merger Subsidiary”), and Connected Lyfe, Inc., a Utah corporation (“Connected Lyfe”), pursuant to which Connected Lyfe merged with and into the Merger Subsidiary and became a wholly-owned subsidiary of the Company; and

WHEREAS, Leonard W. Burningham (“Burningham”) was and is one of the Company’s attorneys; and

WHEREAS, Smith Corporate Services, Inc., a Utah corporation, which is wholly-owned by Karl S. Smith, introduced the Connected Lyfe Merger to the Company under a consulting agreement between its predecessor corporation, Smith Consulting Services, Inc., a dissolved Utah corporation (respectively, “SCS,” the “SCS Principal” and the “SCS Consulting Agreement”), and Connected Lyfe, under which SCS received approximately 9.5% of the post-Merger outstanding voting securities of the Company, comprising 1,579,500 shares of common stock acquired by SCS from members of the Doolin family who may be deemed to be “affiliates” of the Company and one other person who was an “affiliate” of the Company, which shares were the subject of the commencement of a new Rule 144 holding period; and 4,162,478 shares of common stock issued by the Company that are subject to a 12 month lock-up period (the “SCS 12 Month Shares”); and

WHEREAS, Burningham presently owns 200,000 shares of the Company he acquired in December, 1999 (see Exhibit A), has 300,000 shares under an option from SCS for nominal consideration (the “Burningham Shares”) and presently has a long-term investment strategy concerning the Company’s common stock; and

WHEREAS, SCS, by reason of its larger holdings in the Company, has a more flexible short and long-term investment strategy concerning the Company’s common stock; and

WHEREAS, Burningham desires to exchange the Burningham Shares listed on the Counterpart Signature Page hereof for the SCS 12 Month Shares listed on the Counterpart

Signature Page hereof, and SCS desires to exchange the SCS 12 Month Shares listed on the Counterpart Signature Page hereof for the Burningham Shares listed on the Counterpart Signature Page hereof;

NOW, THEREFORE, Burningham and SCS do hereby agree as follows:

A.

 Burningham is the owner of the Burningham Shares indicated on the Counterpart Signature Page hereof, which Burningham wishes to exchange for the SCS 12 Month Shares as indicated on the Counterpart Signature Page hereof.

B.

The Company is a publicly-held company, having previously and lawfully offered and sold a portion of its securities in accordance with applicable federal and state securities laws, rules and regulations.  The Company is a “reporting issuer” and files reports with the SEC under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and is presently “current” in the filing of all reports required to be filed by it with the SEC.

C.

Burningham and SCS are aware of all material information respecting the past, present and proposed business operations of the Company, its present and former management, financial position or otherwise; that there is no current “established public market” for the common stock of the Company, though the common stock is quoted on the OTCBB of the Financial Industry Regulatory Authority, Inc. (“FINRA”) under the trading symbol “LYFE,” and that it is uncertain at this time whether there will be any future established public market for the such common stock; and that the value of the shares being exchanged bears no relationship to the Company’s assets, book value, other established criteria of value or future potential.

E.

Burningham represents and warrants the following to SCS as an additional inducement for the exchange outlined in this Agreement to exchange the Burningham Shares for the SCS 12 Month Shares covered by this Agreement, to-wit:

1.

Access.  He has had full prior access to the 8-K Current Report of the Company dated April 12, 2010, regarding the Merger Agreement, which was filed with the SEC on April 12, 2010, along with the other reports and registration statements filed by the Company with the SEC, all of which can be found on the SEC’s website at www.sec.gov.

2.

Restricted Securities.  Burningham:

(a)

Understands the meaning of “restricted securities” under SEC Rule 144, knows that they are not freely tradeable and acknowledges that the SCS 12 Month Shares being received in this exchange comprise “restricted securities,” without any obligation on the part of the Company to register the resale of such common stock with the SEC;

(b)

Acknowledges that the SCS 12 Month Shares are being

received for “investment purposes and not with a view toward further distribution”;

(c)

Has a full and complete understanding of the phrase “for investment purposes and not with a view toward further distribution”;

(d)

Agrees that the stock transfer records of the Company shall reflect that Burningham has requested the Company not to effect any transfer of any stock certificate representing the SCS 12 Month Shares being received in the exchange hereunder unless an opinion of legal counsel to the effect that such shares may be sold in accordance with applicable securities laws, rules and regulations shall have been first obtained, and further understands that any such opinion must be from legal counsel satisfactory to the Company and, regardless of any opinion, also understand that the securities registration exemption covered by any such opinion must in fact be applicable to such shares;

(e)

Represents that any investment in the Burningham Shares was “risk capital,” and that he is fully capable of bearing the economic risks attendant to this exchange, without qualification; and

(f)

Acknowledges that without approval of legal counsel for the Company, all of such shares to be transferred and delivered to him under the exchange shall be represented by one certificate only, and that such certificate shall be imprinted with the following legend or a reasonable facsimile thereof on the front and reverse sides thereof, along with a legend indicating the 12 month lock-up period to which the SCS 12 Month Shares are subject, as outlined in paragraph E 4 below:

The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and may not be sold or otherwise transferred unless compliance with the registration provisions of such Securities Act has been made or unless availability of an exemption from such registration provisions has been established, or unless sold pursuant to Rule 144 under the Securities Act.

3.

Accredited Investor.  Burningham is an “accredited investor” as that term is defined in SEC Rule 501 of Regulation D of the SEC, by virtue of any of the following quoted provisions of such definition:

(d)

Any director, executive officer, or general partner of the issuer of the securities being offered or sold, or any director, executive officer, or general partner of a general partner of that issuer;

(e)

Any natural person whose individual net worth, or joint net worth with the person’s spouse, at the time of this purchase exceeds $1,000,000;

(f)

Any natural person who had an individual net income in excess of $200,000 in each of the two most recent fiscal years or joint income with the person’s spouse in excess of $300,000 in each of those two years and has a reasonable expectation of reaching the same income level in the current fiscal year.

4.

Minimum Holding Period of SCS 12 Month Shares/Lock-Up Period.  There is a minimum holding period of the SCS 12 Month Lock-Up Shares being acquired by Burningham in this exchange of the greater of 12 months from the Effective Date of the Merger or the holding period required by SEC Rule 144 (in certain circumstances, respectively, six or 12 months), meaning, in any case, a minimum holding period of at least 12 months.

F.

SCS represents and warrants the following to Burningham as an additional inducement for the exchange outlined in this Agreement to exchange the SCS 12 Month Shares for the Burningham Shares covered by this Agreement, to-wit:

1.

Access.  SCS, through the SCS Principal, acknowledges that it has had full prior access to the 8-K Current Report of the Company dated April 12, 2010, regarding the Merger Agreement, which was filed with the SEC on April 12, 2010, along with the other reports and registration statements filed by the Company with the SEC, all of which can be found on the SEC’s website at www.sec.gov.

2.

Accredited Investor.  SCS and the SCS Principal are “accredited investors” as that term is defined in SEC Rule 501 of Regulation D of the SEC, by virtue of any of the following quoted provisions of such definition:

(d)

Any director, executive officer, or general partner of the issuer of the securities being offered or sold, or any director, executive officer, or general partner of a general partner of that issuer;

(e)

Any natural person whose individual net worth, or joint net worth with the person’s spouse, at the time of this purchase exceeds $1,000,000;

(f)

Any natural person who had an individual net income in excess of $200,000 in each of the two most recent fiscal years or joint income with the person’s spouse in excess of $300,000 in each of those two years and has a reasonable expectation of reaching the same income level in the current fiscal year.

3.

SCS acknowledges that the exchange of the SCS 12 Month Shares for the Burningham Shares outlined on the Counterpart Signature Page hereof is subject to the prior execution, delivery and strict compliance with the terms and conditions of the Seller Resale Agreement attached hereto as Exhibit B and incorporated herein by reference by SCS and any broker selected to sell the Burningham Shares received by SCS in this exchange (the “Broker”).

G.

The following is contact information for the Company, Burningham and SCS:

LYFE Communications, Inc.

912 West Baxter Drive, Suite 200

South Jordan, Utah 84095

Attention:  Robert A. Bryson, President

Telephone:  (801) 870-3970

Email:  rbryson@connectedlyfe.com

Leonard W. Burningham

455 East 500 South, #205

Salt Lake City, Utah  84111

Telephone:  (801) 363-7411

Email:  lwb@burninglaw.com

Smith Corporate Services, Inc.

455 East 500 South, Suite 201

Salt Lake City, Utah  84111

Attention:  Karl S. Smith, President

Telephone:  (801) 532-1763

Accordingly, the parties hereto agree as follows:

A.

Burningham and SCS agree to exchange the shares of common stock of the Company as indicated on the Counterpart Signature Page hereof, free and clear of any liens, encumbrances and/or other restrictions whatsoever, other than those outlined herein.

B.

Certificates representing the common stock shall be delivered to Burningham and SCS in the amounts outlined on the Counterpart Signature Page hereof.

C.

Burningham and SCS agree that any action based upon this Agreement or any of the matters covered hereby shall be brought only in the federal and state courts situated in the State of Utah, and that the non-defaulting party in any such action shall be entitled to recover reasonable attorney’s fees and costs.

(This space intentionally left blank.)

(Counterpart Signatures Pages follow)

COUNTERPART SIGNATURE PAGE

SMITH CORPORATE SERVICES, INC.

455 East 500 South, Suite 201

Salt Lake City, Utah  84111

Dated: 5/25/10_____________________

/s/Karl S. Smith

Karl S. Smith, President

No. of SCS 12 Month Shares Exchanged for Burningham Shares: 300,000.

No. of Burningham Shares Received in Exchange for SCS 12 Month Shares: 200,000.

COUNTERPART SIGNATURE PAGE

This Counterpart Signature Page for that certain Share Exchange Agreement (the “Agreement”) dated as of the       day of May, 2010, among the SCS and the undersigned, by which the undersigned, through execution and delivery of this Counterpart Signature Page, intends to be legally bound by the terms of the said Agreement.

LEONARD W. BURNINGHAM

455 East 500 South, #205

Salt Lake City, Utah  84111

Dated: 5/25/10______________________.

/s/Leonard W. Burningham

(Signature)

No. of Burningham Shares Exchanged for SCS 12 Month Shares: 200,000.

No. of SCS 12 Month Shares Received in Exchange for Burningham Shares: 300,000.